DATED: July 29, 1997






                (1) LUCAS AUTOMATION & CONTROL ENGINEERING, INC.

                            (2) LUCAS INDUSTRIES plc

                      (3) ASSEMBLY TECHNOLOGY & TEST, INC.




                                A G R E E M E N T


                                 relating to the

                Sale and Purchase of the United States Assets of

                          Lucas Assembly & Test Systems





Rudnick & Wolfe
203 North LaSalle Street
Suite 1800
Chicago, Illinois 60601-1293
Tel:  (312) 368-2181
Fax:  (312) 236-7516
Attention:  Mary K. Krigbaum

                               TABLE OF CONTENTS

                                                                          Page
1.       DEFINITIONS .................................................      2
         1.1      Specific Terms .....................................      2
         1.2      Statutory References ...............................     20
         1.3      Interpretation .....................................     20

2.       SALE AND PURCHASE OF THE BUSINESS ...........................     21
         2.1      The Assets .........................................     21
         2.2      Real Property; Intellectual Property and Know-How ..     23
         2.3      Consigned Inventory ................................     23
         2.4      Payment of Payables by Purchaser ...................     24
         2.5      Excluded Assets ....................................     24
         2.6      Performance by Other Members of Lucas Group ........     26
         2.7      Third Party Tooling ................................     27
         2.8      Assets with Proprietary Markings ...................     27
         2.9      Limited Use of Name ................. ..............     27
         2.10     Waiver of Compliance with Bulk Sales Laws ..........     27

3.       THE CONSIDERATION ...........................................     28
         3.1      Purchase Price .....................................     28
         3.2      Allocation of Purchase Price .......................     28
         3.3      Sales Tax ..........................................     28

4.       CLOSING .....................................................     28

5.       FURTHER ASSURANCE AND THE CONTRACTS .........................     29
         5.1      Further Assurances .................................     29
         5.2      Performance and Indemnification re Contracts .......     29
         5.3      Contracts Requiring Novation or Consent ............     29
         5.4      Sub-Contractors ....................................     30
         5.5      Expenses of Assignment .............................     31
         5.6      Letters of Credit ..................................     31
         5.7      Assignment of MOUs .................................     32

6.       RECEIVABLES .................................................     32
         6.1      Collection of Receivables ..........................     32
         6.2      Remittance of Receivables Collected by Seller ......     32

7.       THE TRANSFERRING EMPLOYEES ..................................     32
         7.1      Offer of Employment ................................     32
         7.2      Welfare Benefit Plans ..............................     33
         7.3      Indemnification for Severance Obligations ..........     33

         7.4      Records of Transferring Employees ..................     33
         7.5      Workers Compensation Claims ........................     33

8.       COSTS AND EXPENSES ..........................................     34

9.       INDEMNITY AND LIABILITIES ...................................     35
         9.1      Assumption of Liabilities ..........................     35
         9.2      Excluded Liabilities ...............................     38
         9.3      Environmental Liability ............................     40
         9.4      Indemnity by Purchaser .............................     42
         9.5      Release from Guarantees ............................     42
         9.6      Indemnity by Seller ................................     42
         9.7      Procedure ..........................................     43
         9.8      Special Provision Regarding Taxes ..................     43

10.      PRODUCT LIABILITY AND PRODUCT WARRANTY ......................     43
         10.1     Assumption of Obligations ..........................     43
         10.2     Indemnification ....................................     44

11.      POST CLOSING COVENANTS ......................................     45
         11.1     Non-Competition; Non-Solicitation;
                  Non-Interference ...................................     45
         11.2     Exceptions .........................................     47
         11.3     Modification .......................................     49
         11.4     Severability .......................................     49
         11.5     Description of Competitive Goods ...................     49

12.      LICENSE OF LICENSED INTELLECTUAL PROPERTY ...................     49
         12.1     Grant of License ...................................     49
         12.2     No Assignment Without Consent ......................     50
         12.3     Termination of License .............................     50
         12.4     Effect of Termination ..............................     50
         12.5     Infringement of Licensed Intellectual Property .....     50
         12.6     Subsequent Licenses of Licensed Intellectual
                  Property ...........................................     51

13.      RISK OF LOSS AND TITLE ......................................     52
         13.1     General ............................................     52
         13.2     Tornado Damage .....................................     52

14.      EXCLUSIONS ..................................................     53

15.      COMPLIANCE WITH HSR ACT .....................................     53

16.      INSPECTION OF DOCUMENTS .....................................     54

17.      ASSIGNMENT PROHIBITED .......................................     54

18.      SURVIVAL OF CERTAIN PROVISIONS ..............................     54

19.      GOVERNING LAW ...............................................     55

20.      COUNTERPARTS ................................................     55

21.      SEVERABILITY ................................................     55

22.      NOTICES AND OTHER COMMUNICATIONS ............................     56

23.      NO THIRD PARTY BENEFICIARIES ................................     56

24.      MODIFICATION ................................................     56

25.      WAIVER OF PROVISIONS ........................................     56



                                    SCHEDULES

SCHEDULE 1        -        The Leased Assets
SCHEDULE 2        -        The Machinery and Equipment
SCHEDULE 3        -        The Real Property
SCHEDULE 4        -        Transferring Employees
SCHEDULE 5        -        Intellectual Property Agreements
SCHEDULE 6        -        Intentionally Omitted
SCHEDULE 7        -        Pensions
SCHEDULE 8        -        Registered Intellectual Property
SCHEDULE 9        -        Part 1:  Trade Mark Assignment
                           Part 2:  Patent Assignment
                           Part 3:  Assignment of Unregistered Intellectual
                                    Property
                           Part 4:  Assignment of Know-How
SCHEDULE 10       -        Forward Exchange Currency Contracts
SCHEDULE 11       -        Bills of Exchange
SCHEDULE 12       -        Letters of Credit
SCHEDULE 13       -        Bonds, Guarantees and Indemnities
SCHEDULE 14       -        Memoranda of Understanding
SCHEDULE 15       -        Expired Patents
SCHEDULE 16       -        Competing Activities

                                    AGREEMENT


     THIS AGREEMENT is made on July 29, 1997, BETWEEN LUCAS AUTOMATION & CONTROL ENGINEERING, INC., a Virginia corporation ("Seller"), whose executive offices are located at 1000 Lucas Way, Hampton, Virginia, ASSEMBLY TECHNOLOGY & TEST, INC., a Delaware corporation ("Purchaser"), whose executive offices are located at Corporate Centre, Suite 2-300, 1949 East Sunshine, Springfield, Missouri, and LUCAS INDUSTRIES plc, whose registered office is at Stratford Road, Solihull, B90 4LA England ("Lucas").

                                    RECITALS:

     A. The Seller carries on the Business at the Real Property and Leased Real Property (as each such term is defined below).

     B. Members of the Lucas Group (as defined below) carry on businesses similar to that of the Business in Germany and England.

     C.   Members of the Lucas Group are  to sell the businesses referred to  in
(B) above to the Purchaser or members of the Purchaser's Group (as defined below) on terms similar to those contained in this Agreement.

     D. The Seller has agreed to sell the Business and the Assets (as defined below) to the Purchaser on the terms and conditions hereinafter appearing and in the Umbrella Agreement (as defined below).

     E. Lucas enters into this Agreement for the sole purpose of making the covenants set forth in Section 11 of this Agreement.

     F. The Umbrella Agreement regulates the terms and conditions on which the Business and the businesses referred to in (B) above are to be sold.

     G. The Purchaser is acquiring substantially all the assets of the Business, which assets comprise more than 75% of the Business. The Purchaser intends to continue to operate the Business as a going concern.


                                   AGREEMENTS

     In consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:-

1.   DEFINITIONS.

     1.1. Specific Terms. In this Agreement (which term shall include the Recitals of and Schedules to this Agreement), except where inconsistent with the subject matter or context, the following words and expressions shall have the following meanings respectively:


"the Accruals"                              Any liability of the Seller relating
                                            to  the  Business  which  is  to  be
                                            settled  after the Closing  Date  in
                                            the  course   of  carrying   on  the
                                            Business  in respect  of a period of
                                            time  which  commences   before  the
                                            Closing  Date  and  ends  after such
                                            date

"the Amounts Recoverable on Contracts"      The  amounts  recoverable   by   the
                                            Seller  on  the  Customer  Contracts
                                            in accordance with  their respective
                                            terms together with the
                                            work-in-progress   which   is    the
                                            subject of the Customer  Contract in
                                            question  in  respect  of  which the
                                            amount  is  recoverable,  as  at the
                                            Closing Date

"the Assets"                                The assets  specified in clause 2.1,
                                            the  Real  Property  to  be sold and
                                            purchased or otherwise dealt with in
                                            accordance with this Agreement,  and
                                            the  Intellectual  Property  and the
                                            Know-How   to  be  dealt   with   in
                                            accordance with this Agreement

"Assumed Liabilities"                       The obligations  and liabilities  to
                                            be assumed by Purchaser as described
                                            in clause 9.1

"Bids"                                      Any and all bids  or tenders for the
                                            sale  of  goods  services   of   the
                                            Business  which  are open as  at the
                                            Closing Date

"the Business"                              The  business  of the design,  manu-
                                            facture   and   implementation    of
                                            assembly line and testing  equipment
                                            with  associated  materials handling
                                            and production control systems  (and
                                            the  provision  of services  related
                                            thereto)    primarily     for    the
                                            automotive  components industry car-
                                            ried on by the Seller at or from the
                                            Real Property  and  the  Leased Real
                                            Property

"Business Unit"                             Any part  of a member  of  the Lucas
                                            Group  or the activities  of such  a
                                            member in either case  in respect of
                                            which  separate financial statements
                                            have customarily  been prepared   by
                                            the  Lucas  Group  or  the  relevant
                                            member

"Closing"                                   Consummation  of  the  sale and pur-
                                            chase  contemplated  hereunder  pur-
                                            suant to clause 4  and  "the Closing
                                            Date"  shall  be  construed  as  the
                                            opening  of business on the date  on
                                            which Closing takes place

"the Code"                                  The  Internal Revenue Code  of 1986,
                                            as amended

"Competitor"                                Any  of  the following companies  or
                                            any Subsidiary or Holding Company of
                                            any of them or any other  Subsidiary
                                            of  such  Holding  Company,  namely:
                                            Aixin Seiki Co Limited, Robert Bosch
                                            GmbH,    GM's   Delphi    Automotive
                                            Systems,       ITT       Industries,
                                            Nippondenso,   Siemens,   Stanadyne,
                                            Zexel, Sundstrand,  Parker Hannifin,
                                            Allied   Signal,   Moog,    Hamilton
                                            Standard, Rolls-Royce, Valeo, Delco,
                                            Motorola and Denso

"Completed Contract"                        Any contract  or arrangement for the
                                            supply of goods or  services  by the
                                            Seller or any
                                            previous  owner  of  the Business in
                                            relation to the Business:

                                            (i)   pursuant  to which the  supply
                                                  of  the   relevant  goods   or
                                                  services was completed  within
                                                  the   two   years  immediately
                                                  preceding the Closing Date and
                                                  in   respect   of   which  any
                                                  warranty,   guarantee,   main-
                                                  tenance or similar obligation,
                                                  liability  or  commitment   (a
                                                  "Warranty")   given   by   the
                                                  Seller   (or   such   previous
                                                  owner) remains outstanding and
                                                  has not expired by the Closing
                                                  Date; or

                                            (ii)  pursuant  to  which the supply
                                                  of  the   relevant  goods   or
                                                  services  has  been  completed
                                                  and  under which the  customer
                                                  has prior to the  Closing Date
                                                  made   a   claim   under   any
                                                  Warranty   relating   to  such
                                                  goods or services

"the Consideration"                         The  consideration  for  the  Assets
                                            hereby   agreed   to   be   sold  as
                                            determined  in  accordance  with the
                                            Umbrella Agreement

"the Contracts"                             Any  and  all current contracts  and
                                            arrangements  of the Seller  or  any
                                            member  of  the  Lucas  Group   (in-
                                            cluding, without
                                            limitation,    current     contracts
                                            assumed  by the Seller  or any other
                                            member  of the Lucas Group  to which
                                            any  previous owner  of the Business
                                            is a party) relating wholly  to  the
                                            Business  (or where any current con-
                                            tracts   and  arrangements   of  the
                                            Seller  or any other member  of  the
                                            Lucas Group  relate  only in part to
                                            the Business then such part shall be
                                            deemed  to  be  included  within the
                                            definition) entered into  before the
                                            Closing  Date   (including,  without
                                            limitation,  the Customer Contracts,
                                            the Supplier Contracts,  the  agree-
                                            ments relating  to the Leased Assets
                                            and   Leased   Real   Property,  and
                                            forward exchange currency  contracts
                                            referred  to  in  Schedule 10)   and
                                            which then remain (in  whole  or  in
                                            part)  to be performed by the Seller
                                            or any  other  member  of the  Lucas
                                            Group, including without limitation,
                                            the  Completed  Contracts  and those
                                            current  contracts  where  any  war-
                                            ranty,  guarantee,  maintenance   or
                                            other similar obligation,  liability
                                            or  commitment remains to be carried
                                            out by any member of the Lucas Group
                                            or where any  payment obligations of
                                            any member of the Lucas  Group  have
                                            not been satisfied;  provided,  how-
                                            ever,  excluded from this definition
                                            are:

                                            (i)   contracts  or arrangements  to
                                                  the extent they relate to  the
                                                  Excluded  Assets   or  to  the
                                                  Excluded  Liabilities   (other
                                                  than  the Excluded Liabilities
                                                  referred to  in clause  9.2(j)
                                                  and (k));

                                            (ii)  Group  Sharing   Arrangements;
                                                  and

                                            (iii) contracts of employment of any
                                                  employees of any member of the
                                                  Lucas Group

"control"                                   The possession,  direct or indirect,
                                            of the power to direct  or cause the
                                            direction   of  the  management  and
                                            policies   of  a  company,   whether
                                            through  the  ownership   of  voting
                                            securities, by contract or otherwise

"the Customer Contracts"                    Any  and  all  uncompleted  purchase
                                            orders  from  customers  which  were
                                            accepted by the Seller prior  to the
                                            Closing  Date  which  relate  to the
                                            Business and which then remain to be
                                            performed in whole or in part

"DTI Competitor"                            Any  of  the  following companies or
                                            any Subsidiary or Holding Company of
                                            any of them  or any other Subsidiary
                                            of  such  Holding  Company,  namely:
                                            Giddings  &  Lewis,  Thyssen, Bosch,
                                            Western  Atlas,  B&K,  Elcon,   ABB,
                                            Ingersoll Rand,

                                            Mohwald, Meidenscha, Mecelec, Stiwa,
                                            Teim Techneck and Knoell

"Economic Value Added Bonus Scheme"         The bonus scheme  operated   by  the
                                            Seller in respect of  the  Business,
                                            details  of which are  contained  in
                                            Section  2   of   Annex  3   to  the
                                            Disclosure Letter

"the Disclosure Letter"                     has  the  meaning given to that term
                                            in the Umbrella Agreement

"ERISA"                                     The   Employee   Retirement   Income
                                            Security Act of 1974, as amended

"the Excluded Assets"                       The  assets,   rights,   claims  and
                                            benefits excluded  from the sale  to
                                            the Purchaser  as  set out in clause
                                            2.5

"the Excluded Liabilities"                  The liabilities  to  be  retained by
                                            the Seller as set out in clause 9.2

"Expired Patent"                            A granted patent  (a)  which  at the
                                            Closing Date  has lapsed  and cannot
                                            be revived or (b) of  which  at  the
                                            Closing Date  the term  has  expired
                                            and cannot be extended, and which in
                                            either case is listed  as an expired
                                            patent in Schedule 14

"Final Completion Statement"                Shall have the meaning given to that
                                            expression in the Umbrella Agreement

"the Goodwill"                              The goodwill and going concern value
                                            of the Seller in connection with the
                                            Business

"Group Sharing Arrangements"                Any and all  contracts  or  arrange-
                                            ments  relating  to  the  supply  of
                                            goods  or services  to the Seller in
                                            respect  of  the  Business  and  the
                                            supply of the same or similar  goods
                                            or services to another member of the
                                            Lucas Group or another Business Unit
                                            from the same supplier

"the Guarantor"                             DT Industries,  Inc.,  of  Corporate
                                            Centre,   Suite  2-300,   1949  East
                                            Sunshine,   Springfield,    Missouri
                                            65804

"Holding Company"                           holding  company   as   defined   in
                                            Section 736  of  the  Companies  Act
                                            1985

"Intellectual Property"                     The Registered Intellectual Property
                                            and  the  Unregistered  Intellectual
                                            Property

"Intellectual Property Agreements"          The licenses  briefly  described  in
                                            Schedule 5 in the Agreed Terms which
                                            are to be entered into on Closing

"Intellectual Property Assignments"         Assignments   of   the  Intellectual
                                            Property and

                                            Know-How set forth  in  the  form or
                                            forms set forth  in Parts 1 to 4  of
                                            Schedule 9

"the Inventory"                             All   inventory,    including    raw
                                            materials   and  components,   spare
                                            parts,  operating  supplies,   main-
                                            tenance   and   non-product   stock,
                                            finished goods, packaging materials,
                                            packages   and  products  in  inter-
                                            mediate stages of completion (except
                                            where the same  constitutes  Amounts
                                            Recoverable  under Contracts)  owned
                                            by  the  Seller  for  use or sale in
                                            connection  with the Business at the
                                            Closing Date

"Know How"                                  All inventions, designs, techniques,
                                            formulas,   technical  drawings  and
                                            specifications, market studies, con-
                                            sultants'    reports,    competitive
                                            samples,     competitive    samples,
                                            engineering    prototypes,     trade
                                            secrets,  secret processes and other
                                            confidential  information  which are
                                            owned by the Lucas Group and which:

                                            (i)   relate  exclusively   to   the
                                                  Business  and  which  are  not
                                                  used  by any  other  member of
                                                  the   Lucas   Group   or   any
                                                  Business  Unit  other than the
                                                  Business; or

                                            (ii)  are  to  be  licensed  to  the
                                                  Lucas  Group  at  or following
                                                  Closing
                                                  pursuant  to the terms  of the
                                                  Intellectual  Property  Agree-
                                                  ments

                                            but excluding  any of the same which
                                            are expressly retained by any member
                                            of  the Lucas Group  under  the  LAO
                                            Agreement    or   the   Intellectual
                                            Property  Agreements  and  excluding
                                            the    Unregistered     Intellectual
                                            Property

"the LAO Agreement"                         The agreement in  the  Agreed  Terms
                                            between Lucas Aftermarket Operations
                                            and   Assembly   Technology  &  Test
                                            Limited relating to the relationship
                                            which   will  exist   between  those
                                            parties after Completion

"the Leased Assets"                         Those Assets not owned by the Seller
                                            which are used  in the Business  and
                                            which  are  the  subject  of a lease
                                            (whether a true lease or a financing
                                            lease), which are listed in Schedule
                                            1,   excluding   the   Leased   Real
                                            Property

"the Leased Real Property"                  The real property commonly  known as
                                            12841 Stark Road, Livonia, Michigan,
                                            12921 Stark Road, Livonia, Michigan,
                                            and the parking lot adjacent  to the
                                            Real Property leased  from  the City
                                            of Saginaw, Michigan

"the Letters of Credit"                     The  letters  of  credit  listed  in
                                            Schedule 12

"License"                                   The   license    of   the   Licensed
                                            Intellectual Property granted by the
                                            Seller  to  the Purchaser on Closing
                                            pursuant to clause 12

"Licensed Intellectual Property"            The unregistered trade marks, design
                                            rights,  copyright,  know  how   and
                                            other  intellectual property  rights
                                            which are owned by the  Lucas  Group
                                            and which:

                                            (i)   do not relate  exclusively  to
                                                  the Business in that they  are
                                                  used by another  member of the
                                                  Lucas  Group  or  any Business
                                                  Unit but immediately prior  to
                                                  Closing  have  to  some extent
                                                  also been used  by  the Seller
                                                  in   connection    with    the
                                                  Business; and

                                            (ii)  the Purchaser will require use
                                                  of  in  order  to carry on the
                                                  Business  in  the  same manner
                                                  after Closing  as that carried
                                                  on  by  the Seller immediately
                                                  prior to Closing; and

                                            (iii) which  are  not  the   subject
                                                  matter   of  the  Intellectual
                                                  Property Agreements or the LAO
                                                  Agreement

"Lucas Central Treasury"                    The LucasVarity Treasury  Department
                                            presently  based   at  672  Delaware
                                            Avenue, Buffalo, New York

"the Lucas Group"                           LucasVarity and any company which is
                                            a  Subsidiary  or Subsidiary  Under-
                                            taking of LucasVarity  for  the time
                                            being and from time to time

"Lucas Internal Funding"                    All   monies  due  to  or  from  the
                                            Business  from  or  to Lucas Central
                                            Treasury  which   is   either  quasi
                                            capital or otherwise owed on capital
                                            account   or  which  had  the  Lucas
                                            Central Treasury  been  a bank would
                                            have amounted to an overdraft

"LucasVarity"                               LucasVarity plc,  registered  number
                                            3207774

"the Machinery and Equipment"               The  fixed  and moveable  machinery,
                                            tooling,   computer   equipment  and
                                            equipment    (including    vehicles)
                                            owned by the Seller with an original
                                            cost per item  in excess  of (pound)
                                            5,000 which are used in the Business
                                            and which are set forth  in Schedule
                                            2 and such other machinery, tooling,
                                            furniture and equipment owned by the
                                            Seller located  at the Real Property
                                            or the Leased Real Property and used
                                            exclusively   or  primarily  in  the
                                            Business

"MOUs" The memoranda of understanding entered into by the Seller in respect of the Business, including without limitation, those listed in Schedule 14

"Net Current Asset Value"                   shall have the meaning given to that
                                            expression in the Umbrella Agreement

"the Payables"                              The book  and other debts  owing  by
                                            the Seller  in  connection  with the
                                            Business to  or in respect  of trade
                                            creditors,  trade bills payable  and
                                            any other amounts owing    to    any
                                            creditors  of  the Seller in respect
                                            of the Business at the Closing  Date
                                            (whether   or   not   then  due  and
                                            payable),     including      without
                                            limitation:

                                            (i)   the Accruals;

                                            (ii)  any amounts owed by the Seller
                                                  to  any  member  of  the Lucas
                                                  Group   in  respect   of   the
                                                  Business,  or  by the Business
                                                  to  another  Business Unit (in
                                                  each and any  case  on current
                                                  account),  but  excluding  any
                                                  Lucas Internal Funding; and

                                            (iii) any amounts owing to creditors
                                                  under    the   Group   Sharing
                                                  Arrangements   to  the  extent
                                                  they relate to the Business

"Person"                                    An     individual,      partnership,
                                            corporation,
                                            joint   stock   company,  trust   or
                                            unincorporated organization

"the Prepayments"                           Each of the payments made in advance
                                            by  or on behalf of the Seller prior
                                            to the Closing Date in the course of
                                            conducting  the Business  in respect
                                            of a period of time which  commences
                                            before  the  Closing  Date  and ends
                                            after such date,  but  excluding (a)
                                            any  such payment  to the extent the
                                            Purchaser  does  not   acquire   the
                                            benefit thereof or otherwise benefit
                                            from such payment following Closing,
                                            and  (b) any  such  payment  to  the
                                            extent  it is not  reflected  in the
                                            Net Current Assets Value

"the Project Prepayments"                   Any  advance payments or deposits on
                                            any  Contracts  made  or  paid  by a
                                            customer to the Seller

"the Purchaser's Attorney's"                Dickstein  Shapiro  Morin & Oshinsky
                                            LLP,   2101    L    Street,    N.W.,
                                            Washington, D.C. 20037-1526

"the Purchaser's Group"                     The Guarantor and any company:

                                            (i)   which is a Subsidiary  of  the
                                                  Guarantor; or

                                            (ii)  over  which the Guarantor  has
                                                  control  within  the   meaning
                                                  defined in this Agreement

                                                  for  the  time  being and from
                                                  time to time

"the Real Property"                         The  three parcels  of  real  estate
                                            described in Schedule 3, Part 1, and
                                            the improvements thereon

"the Receivables"                           The accounts  receivable  and  other
                                            debts owing  to  the  Seller in con-
                                            nection with the  Business  by or in
                                            respect of  account  debtors,  trade
                                            bills  receivable (including without
                                            limitation  those bills  of exchange
                                            listed in Schedule 11) and any other
                                            amounts  owing  to  the  Seller   by
                                            debtors   in   connection  with  the
                                            Business   at   the   Closing   Date
                                            (whether  or  not then due  and pay-
                                            able) including (without limitation)
                                            any  amounts  owed  by any member of
                                            the  Lucas  Group  to  the Seller in
                                            respect  to the  Business or owed to
                                            the  Business  by  another  Business
                                            Unit   (in  each  and  any  case  on
                                            current account),  but excluding any
                                            Lucas Internal Funding

"the Records"                               All such records, lists of customers
                                            and suppliers,  accounts  and  other
                                            documents  relating  exclusively  to
                                            the Business to enable
                                            the Purchaser effectively  to  carry
                                            on  the  same  in  succession to the
                                            Seller

"Registered Intellectual Property"          All  registered  patents  and   reg-
                                            istered trade marks and applications
                                            for the same specified in Schedule 8
                                            owned by the Lucas Group

"the Seller's Attorneys"                    Rudnick & Wolfe,  203  North LaSalle
                                            Street, Chicago, Illinois 60601

"the Specified Shared IP"                   All management manuals,  instruction
                                            manuals, Health  and Safety manuals,
                                            disaster  recovery procedures,  Pro-
                                            ject Introduction Management systems
                                            and other similar manuals   and  the
                                            copyright and know how therein owned
                                            by the Lucas Group and  used  in the
                                            Business  and  by any other Business
                                            Unit or member of the  Lucas  Group,
                                            but specifically excluding any tech-
                                            nical information contained  therein
                                            used in the design, manufacture  and
                                            implementation of assembly  line and
                                            testing equipment

"Subsidiary"                                subsidiary as defined in Section 736
                                            of the Companies Act 1985

"Subsidiary Undertaking"                    subsidiary undertaking as defined in

                                            Section 258  of  the  Companies  Act
                                            1985

"the Supplier Contracts"                    Any and all  contracts  and arrange-
                                            ments which were entered into before
                                            the Closing Date by  or on behalf of
                                            the Seller  with  suppliers  for the
                                            supply  to  the  Seller  of goods or
                                            services  in  connection  with   the
                                            Business  which  then  remain  to be
                                            performed,  in whole or in part, but
                                            excluding the Group Sharing Arrange-
                                            ments

"Taxes" Any tax and any duty, impost, levy or governmental charge in the nature of tax whether domestic or foreign and any fine, penalty or interest connected therewith including corporation tax, advance corporation
                                            tax, income tax,  capital gains tax,
                                            inheritance  tax,  capital  transfer
                                            tax,  development  land  tax,  value
                                            added  tax,   customs,   excise  and
                                            import duties,  stamp duty and stamp
                                            duty  reserve  tax   and  any  other
                                            payment whatsoever  which the Seller
                                            is or may be or become bound to make
                                            to  any  person  as  a result of any
                                            enactment  relating  to  any  of the
                                            foregoing

"the Transferring Employees"                Those employees  of  the Seller  who
                                            are employed in connection with  the
                                            Business at close of business on the
                                            Closing Date whose
                                            names  and  positions  are set forth
                                            in Schedule 4 and any  other  person
                                            who   is  actively  engaged   as  an
                                            employee  of  the Seller and working
                                            exclusively   in  the  Business   at
                                            Closing  and whose remuneration  was
                                            paid  by the Business  in the period
                                            up  to  Closing  (but  excluding any
                                            person whom the Seller  or any other
                                            member   of  the  Lucas  Group   has
                                            treated   as  a  consultant  or con-
                                            tractor)

"the Umbrella Agreement"                    An agreement  in  the  Agreed  Terms
                                            entered into  on  the  same  date as
                                            this Agreement  between  the parties
                                            hereto and certain other members  of
                                            the Lucas Group  and the Purchaser's
                                            Group

"Unregistered Intellectual Property"        The unregistered  trade  marks, ser-
                                            vice marks, design rights, copyright
                                            and   other   intellectual  property
                                            rights which are owned by the  Lucas
                                            Group and which:

                                            (i)   are  to  be  licensed  to  the
                                                  Lucas Group  at  or  following
                                                  Closing pursuant  to the terms
                                                  of the  Intellectual  Property
                                                  Agreements; or

                                            (ii)  relate  exclusively   to   the
                                                  Business  and  are not used by
                                                  any other member  of the Lucas
                                                  Group  or  any  Business  Unit
                                                  other than the Activity,
                                                  but   excluding    any    such
                                                  intellectual  property  rights
                                                  which  are  expressly retained
                                                  by  any  member  of  the Lucas
                                                  Group  under the LAO Agreement
                                                  or  the Intellectual  Property
                                                  Agreements  and  excluding the
                                                  Know How

     1.2. Statutory References. References in this Agreement to statutes or any statutory provisions shall include any statutory amendment, modification, re-enactment or extension thereof and any orders, regulations, instruments or other subordinate legislation made thereunder, in each case in force at the date of this Agreement.

     1.3.  Interpretation.

           (a) In this Agreement:

               (i) the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa;

               (ii)  references   to   persons   shall   include    individuals,
           unincorporated  associations,   partnerships,   corporations, limited
           liability companies, trusts or other entities;

               (iii) the expression "the Seller" shall include its successors in title; and

               (iv) the headings contained in this Agreement are inserted for convenience only and shall not affect its construction.

           (b) Whenever a document is referred to as being "in the Agreed Terms", it shall be in the form agreed and initialled by or on behalf of the Seller and the Purchaser.

           (c) Except where the contrary is stated, any reference herein to a clause or Schedule or party is to a clause of or Schedule or party to this Agreement and any reference within a clause or Schedule to a sub-clause, paragraph or other sub-division is a reference to such sub-clause, paragraph or other sub-division so numbered or lettered in that clause or Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set forth in the body of this Agreement.


2.   SALE AND PURCHASE OF THE BUSINESS.

     2.1. The Assets. The Seller shall sell, free from all charges, liens, other encumbrances or third party claims, and the Purchaser shall purchase as at and with effect from Closing all of the Seller's right, title and interest in and to the Business on a going concern basis consisting of only the following in addition to the assets referred to in clause 2.2:

           (a) the benefit of the Contracts (subject to the burden attaching thereto);

           (b) the benefit of the Amounts Recoverable under Contracts;

           (c) the Goodwill;

           (d) the Machinery and Equipment;

           (e) the Records;

           (f) the Inventory;

           (g) the Receivables and the benefit of the Prepayments;

           (h) all sales data, catalogues, brochures, literature, forms, mailing lists, art work, photographs and advertising material, in whatever form or media, owned by the Seller and relating exclusively to the Business (but subject to the provisions of clause 6 of the Umbrella Agreement);

           (i) all telephone, facsimile, telex, e-mail, Internet and post office box numbers and addresses owned by the Seller and relating exclusively to the Business (but only to the extent that the same are assignable by the Seller without any third party's consent; and subject to the provisions of clause 6 of the Umbrella Agreement);

           (j) all permits, approvals and qualifications issued by any governmental unit, agency, board, body or instrumentality held by the Seller and relating exclusively to the Business (but only to the extent that the same are assignable by the Seller without any third party's consent);

           (k) all other tangible and intangible assets of whatsoever nature owned by the Seller and which are exclusively used in the Business at the Closing and not used by any member of the Lucas Group or any Business Unit other than the Business and which do not form part of the Excluded Assets and all other assets owned by the Seller to the extent that they are reflected in the Final Completion Statement and the value thereof is included in the Net Current Assets Value; and

          (l) the benefit of all the Seller's rights against third parties (including any claims, causes of action, choses in action, rights of recovery and rights of set-off) (i) in connection with guarantees, warranties (express or implied), covenants and representations given by such third parties concerning the Business and any of the Assets and to the extent only that such rights relate to liabilities assumed, or the Machinery and

     Equipment or Inventory acquired, by the Purchaser hereunder, (ii) under completed or other operative contracts save to the extent that those rights are required in order to defend, mitigate or perform any of the Excluded Liabilities or any matter in respect of which the Lucas Group has retained liability or responsibility, and (iii) in respect of infringement of the Expired Patents before the date of expiration or lapse of the same, in each case insofar as such benefit is capable of assignment except to the extent  any of the  foregoing  are  included  within the  Excluded
Assets.

     2.2. Real Property; Intellectual Property and Know-How. With regard to the Property, the Intellectual Property and the Know-How:

           (a) the Seller shall sell, by Corporate Warranty Deed, and the Purchaser shall buy the Real Property subject to the terms hereof and the conditions of sale set out in Schedule 3, Part 2; and

           (b) the Seller shall sell and the Purchaser will buy the Intellectual Property and the Know-How pursuant to the Intellectual Property Assignments, but without prejudice to such rights as are granted to the Purchaser in relation thereto under this Agreement and/or the Umbrella Agreement, including without limitation in respect of the US Warranties (as defined in the Umbrella Agreement), and in case of any conflict between the conditions referred to in Schedule 3 and the other provisions of this Agreement, the provisions of Schedule 3 shall control.

     2.3. Consigned Inventory. At the Closing, the Seller shall deliver possession to the Purchaser of any inventory held by the Seller on consignment from others solely for the purposes of, or which is used exclusively in, the Business. The Purchaser shall assume all the Seller's obligations with respect to such consigned inventory.

     2.4. Payment of Payables by Purchaser. The Purchaser shall pay the Payables in accordance with Seller's normal business practice in relation to the Business and in any event within 90 days after Closing, without any deduction or set off for whatsoever reason unless the Purchaser has a bona fide and genuine reason for disputing whether a particular debt is due or delaying payment thereof and gives notice thereof and of the reasons for disputing or delaying payment to the Seller as soon as reasonably practicable. The Purchaser shall indemnify the Seller against any and all expenses, costs, loss, damage and liability incurred by the Seller as a result of or related to any failure or delay by the Purchaser in paying the Payables.

     2.5. Excluded Assets. It is agreed that this Agreement does not include the sale of any assets or rights of the Seller, nor any assets or rights of any other member of the Lucas Group other than those specifically referred to in clauses 2.1 and 2.2 or rights expressly referred to elsewhere in this Agreement as being sold hereunder. Without limiting the generality of the foregoing, the following shall be expressly excluded and excepted from the said sale and purchase (and nothing in this Agreement shall operate to transfer) any of the following:

           (a) the benefit to the Seller of this Agreement;

           (b) ownership of the Leased Assets and Leased Real Property;

           (c) any trademarks, trade names, products' names, patents, copy-rights, registered designs and any other intellectual property rights of the Seller or any other member of the Lucas Group or Business Unit or (except as expressly permitted by this Agreement, the Intellectual Property Agreements, the Umbrella Agreement or the LAO Agreement) any rights to use the same, other than the Intellectual Property and the Know-How;

           (d) any right to use the names "Lucas" or "LucasVarity" or the Lucas Group diagonal flash or any other similar trade mark or other distinctive Lucas Group insignia except as provided herein, in the Umbrella Agreement or in the LAO Agreement;

           (e) the cash received in respect of the Project Prepayments and all cash and cash equivalents in the Lucas Group's hand or any cash in Lucas Group's bank accounts at Closing and the benefit of any payments in advance made by the Seller in relation to the Business which are excluded from the Prepayments;

           (f) all checks and negotiable instruments issued in favor of any member of the Lucas Group prior to Closing (except to the extent that any such check or negotiable instrument constitutes part payment for any of the Receivables sold hereunder appearing as an asset in the Final Completion Statement and is taken into account in calculating the Net Current Assets Value;

           (g) the insurance claim with respect to the damage to the Leased Real Properties in Livonia, Michigan caused by the storm or tornado in early July, 1997, and any other insurance claim made by or available to the Lucas Group and all unearned premiums under insurance policies or other rights to refunds thereunder attributable to any period of time, except to the extent reflected in the Final Completion Statement and the Net Current Assets Value or reflected in the values agreed and allocated to the fixed assets as shown in Part 2 of Schedule 3 to the Umbrella Agreement;

           (h) any other claim made by or available to the Lucas Group in respect of an event occurring prior to Closing other than those being sold to the Purchaser pursuant to clause 2.1(l) hereof;

           (i) corporation tax losses and the benefit of any claims made or to be made for refunds of income taxes or any other taxes or tax allowance of the Seller or any other member of the Lucas Group in relation to the Business for any period ending on or prior to Closing except to the extent that the same are reflected in the Net Current Assets Value;

           (j) any Lucas Internal Funding; and

           (k) the benefit of all contracts and arrangements excluded from the definition of "the Contracts" pursuant to clause 1.1 (other than those relating to the Transferring Employees).

     2.6. Performance by Other Members of Lucas Group. If any of the Assets to be sold hereunder by the Seller are owned by any other member of the Lucas Group or any of the Transferring Employees is employed by any such other member, or there is any other obligation of the Seller hereunder which is only capable of being satisfied by or with the assistance of any such other member, the Seller shall not be deemed to be in breach of this Agreement provided that the Seller obtains, to the extent necessary, compliance by such other member with the terms and conditions of this Agreement which the Seller hereby undertakes to do. Such other member and, where appropriate, its employees, shall have the benefit of any exclusions of liability contained herein in relation to the Assets and any indemnity given by the Purchaser herein to the Seller in relation to the Assets, the Business or the Transferring Employees. If any member of the Lucas Group other than the Seller is or was party to any of the Contracts, the Completed Contracts or the MOUs, the relevant provisions of clauses 5 and 9 shall apply to such Contract, Completed Contract or MOU (as the case may be) as if the Seller were party thereto and references in those clauses to the Seller shall, where appropriate, be construed as references to the relevant member of the Lucas Group. Accordingly, the relevant member of the Lucas Group shall be entitled to benefit from the obligations undertaken and indemnities given by the Purchaser in relation to that Contract, Completed Contract or MOU under those clauses.

     2.7. Third Party Tooling. Insofar as tooling used in the Business is owned by a third party (and title to which accordingly does not pass to the Purchaser hereunder), the Seller assigns to the Purchaser effective at Closing whatever right, title or interest (if any) it may have in such tooling to the extent same is assignable. A complete and accurate list of all such third party tooling arrangements is set out in the Disclosure Letter.

     2.8. Assets with Proprietary Markings. Where any of the Assets (including packaging included in the Inventory) to be sold hereunder by the Seller contain advertising, promotional or other written material bearing the "Lucas" and/or "LucasVarity" name or the Lucas Group diagonal mark or other similar trade mark or other distinctive Lucas Group trade dress, the provisions of the Umbrella Agreement regarding the same shall apply.

     2.9. Limited Use of Name. The Seller agrees that the Purchaser may (to the extent that the Seller can grant any such right) for a period of twelve months after Closing represent itself as carrying on the Business in succession to the Seller but this agreement shall not grant or imply (and shall specifically exclude) any right on the part of the Purchaser (save to the extent granted herein, in the Umbrella Agreement or in the LAO Agreement) in the names or mark "Lucas" or "LucasVarity" or in the Lucas Group diagonal flash or any other similar trademark or other distinctive Lucas Group trade dress or in the goodwill attaching thereto.

     2.10. Waiver of Compliance with Bulk Sales Laws. The parties hereby waive compliance with the provisions of any applicable bulk sales law in connection with the transfer of the Assets hereunder. The Seller shall indemnify and hold Purchaser harmless from and against any liabilities and expenses which may be asserted by third parties against the Purchaser as a result of non-compliance with such provisions (excluding, however, any liabilities which have been specifically assumed pursuant to clause 9.1).

3.   THE CONSIDERATION.

     3.1. Purchase Price. The purchase price for the Assets shall be determined in accordance with the Umbrella Agreement.

     3.2. Allocation of Purchase Price. The Consideration and the Assumed Liabilities shall be allocated for tax purposes to and among the Assets and the covenants in a manner set forth in the Umbrella Agreement. The parties shall report this transaction for federal, state, local and foreign tax purposes in accordance with the provisions of the Umbrella Agreement, and shall not take any position or action inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, investigation or otherwise; provided, however, that if, in any audit of any tax return of the Seller or the Purchaser by a taxing authority, the allocations are finally determined to be different from the allocation determined pursuant to the Umbrella Agreement, the Purchaser and the Seller may (but shall not be obligated to) take any position or action consistent with the allocations as finally determined in such audit.

     3.3. Sales Tax. The Purchaser shall furnish the Seller with a resale exemption certificate prior to the Closing so that the Seller is not required to remit sales tax with respect to the Inventory and any other goods held for resale. If the Purchaser fails to furnish such certificate to the Seller prior to the Closing, the Purchaser shall pay to the Seller at the Closing all sales taxes which are owed with respect to the sale to the Purchaser of any of the Assets held for resale. The Purchaser and the Seller shall each bear 50% of the first $10,000 of any other sales tax and all transfer taxes due with respect to the purchase of the Assets. Any such sales taxes and transfer taxes in excess of $10,000 shall be borne solely by the Purchaser.


4.   CLOSING.

     The Closing of the transactions contemplated pursuant to this Agreement shall be determined in accordance with the Umbrella Agreement.

5.   FURTHER ASSURANCE AND THE CONTRACTS.

     5.1. Further Assurances. The Seller hereby agrees and declares that it will, after and notwithstanding the Closing, execute and deliver any other documents and take any other steps as may be reasonably required from time to time by the Purchaser, at the Purchaser's expense, to vest in the Purchaser, or as it may direct, the Assets (other than the Real Property which is governed by the provisions of Schedule 3 and the Intellectual Property and Know How which are governed by the Intellectual Property Assignments) on the terms of this Agreement.

     5.2. Performance and Indemnification re Contracts. Except to the extent otherwise provided in clause 10.1(b), the Purchaser shall at and from the Closing, at its own expense, assume and undertake to perform and discharge when due or when required to be performed the liabilities and obligations of Seller or any other member of the Lucas Group under the Contracts and shall be bound by all the terms, conditions, obligations and liabilities arising from, in connection with or related to the Contracts and the Purchaser shall keep the Lucas Group indemnified against all expenses, costs, loss, damage, and liability arising therefrom. For purposes of this Agreement, all Bids which are accepted by customers after the Closing shall be deemed to be Contracts.

     5.3. Contracts Requiring Novation or Consent. In the event that any of the Contracts are not assignable by the Seller to the Purchaser except by way of an agreement of novation with or consent to the assignment from any party thereto:

           (a) the Seller and the Purchaser shall cooperate and use their reasonable efforts to procure that the Contracts be novated or assigned as soon as reasonably practicable;

           (b) in connection with every novation or consent as aforesaid the Purchaser shall indemnify and hold the Seller harmless from and against all expenses, costs, loss, damage and liability arising by reason of or in connection with the non-performance or the defective or negligent performance by the Purchaser of such Contracts;

           (c) unless and until all such Contracts have been novated or assigned as aforesaid:

               (i) the Seller shall continue its corporate existence and shall hold the benefit of every such Contract which requires to be novated or assigned but which has not yet been novated or assigned, in trust for the Purchaser from Closing and shall account to the Purchaser accordingly (whether in respect of any sums or other benefits received by it in respect thereof) and otherwise act at the reasonable direction of the Purchaser and as its agent in all matters relating thereto subject to the Purchaser securing the Seller, to its reasonable satisfaction and indemnifying and holding the Seller harmless against, any expenses, costs, loss, damage, or liability, which it may be brought against it or which it may suffer or incur as a result or consequence, but subject to clause 5.5; and

               (ii) the Purchaser shall, at its own cost and expense with effect from the Closing, carry out, perform and complete all of the Seller's obligations under every such Contract which has not been novated or assigned as a subcontractor of the Seller and, where subcontracting is not possible, the Purchaser shall perform the contracts in accordance with their terms and conditions as agent for the Seller.

     5.4. Sub-Contractors. If the Seller has before the Closing sub-contracted the performance of any Contracts to any Person, the Purchaser shall on Closing assume responsibility for the relevant sub-contract and on behalf of the relevant customer seek or accept delivery or performance from such person of the goods or other products or services in respect of which such Contract was made and shall make the same available for collection by such customer.

     5.5. Expenses of Assignment. Any fee, charge or financial penalty levied by a third party in respect of a novation or assignment of any Contract or in connection with the termination of any existing Contract in order to permit novation shall be shared equally by the Seller and the Purchaser; provided that neither the Seller nor the Purchaser shall agree to pay any such fee, charge or financial penalty without the prior written consent of the other of them (such consent not to be unreasonably withheld or delayed). The Purchaser shall obtain the execution of any guarantees by any member of the Purchaser's Group required by such third party as a condition of any such novation or assignment. If any other party to a Contract makes a claim against the Seller or the Purchaser alleging that the sale of the Business to the Purchaser or the provisions of this Agreement constitute a breach of such Contract, the Seller and the Purchaser shall consult with regard to such claim and neither of them shall accept the claim without the prior written consent of the other (not to be unreasonably withheld or delayed). Any liability, costs and expenses incurred by the Seller or the Purchaser as a result of any such claim shall be borne equally by the Seller and the Purchaser.

     5.6. Letters of Credit. The Seller has previously obtained the issuance of letters of credit, including the Letters of Credit, to customers of the Business to secure the repayment of deposits and Project Prepayments made by customers with Seller in the event Seller does not fulfill its obligations to such customers and to suppliers for purchase of inventory made in the ordinary course of business. If any of such letters of credit are outstanding on the Closing Date ("Seller's L/C's"), the Purchaser will provide to the Seller at the Closing a back-to-back letter of credit issued by a bank reasonably acceptable to the Seller in the same amount as the undrawn portion of Seller's L/C's providing that the Seller may draw against such letter of credit from time to time at any time after any Seller L/C's are drawn upon and in the same aggregate amount as the draws on such Seller's L/C's.

     5.7. Assignment of MOUs. The Seller shall assign to the Purchaser all right, title and interest which the Seller has (if any) in respect of the MOUs and the Purchaser agrees to perform and discharge all obligations and liabilities which the Seller has (if any) in respect of the MOUs. Accordingly, the Purchaser agrees that the provisions of clauses 5.2 to 5.5 shall apply mutatis mutandis in respect of such MOUs as if they were Contracts.


6.   RECEIVABLES.

     6.1. Collection of Receivables. The Purchaser will collect the Receivables in a manner consistent with the way in which the receivables of the Business were collected by the Seller prior to Closing and Purchaser shall not institute proceedings for recovery of any of the Receivables without first giving the Seller 7 days prior written notice and, if required by the Seller, the Purchaser will re-assign to the Seller, at the Seller's sole cost and expense, the benefit of any Receivables for an amount equal to the face value of such Receivable
(less any specific provision or reserve included in the Final Completion Statement in respect of such Receivable).

     6.2. Remittance of Receivables Collected by Seller. Any sums received by the Seller after the Closing Date in relation to any of the Receivables (other than any Receivables reassigned to the Seller pursuant to Section 6.1) shall belong to the Purchaser and the Seller shall pay the same to the Purchaser as soon as practicable and in any event within 7 days after receipt of the same by Seller.


7.   THE TRANSFERRING EMPLOYEES.

     7.1. Offer of Employment. The Purchaser will offer continued employment to all Transferring Employees at the same or better salary or wage rates and with benefits as set forth on Schedule 7.1. This provision is not meant to create a contract of employment, and, except as otherwise expressly provided in this Agreement, the Purchaser may terminate the employment or change the terms and conditions of employment of any employee at such time and under such circumstances as the Purchaser deems appropriate.

     7.2. Welfare Benefit Plans. The Purchaser shall provide employee welfare benefit plans to the Transferring Employees of the Business who accept employment with the Purchaser with benefits as set forth on Schedule 7.1 without such Transferring Employees being subject to any waiting period or any exclusion for pre-existing conditions.

     7.3.  Indemnification  for  Severance  Obligations.   The  Purchaser  shall
indemnify and hold the Seller and every member of the Lucas Group harmless against (a) any liability or claim for severance arising in connection with the termination of the employment of any of the Transferring Employees by the Seller or the Purchaser (including severance claims in any way relating to or based upon constructive termination of employment), (b) any damages arising in connection with the termination of the employment of any of the Transferring Employees by the Purchaser (including liabilities or claims in any way relating to or based upon constructive termination of employment), and (c) all costs and expenses reasonably incurred by the Seller in settling, contesting or dealing with any such liability or claim.

     7.4. Records of Transferring Employees. The Purchaser shall, for a period of 12 months after the Closing and at Seller's request, make available to the Seller and allow the Seller to copy those Records which relate to the Transferring Employees' employment prior to the Closing. The Seller will for a period of 12 months after Closing provide the Purchaser with copies of such information and documents not comprised within the Records as the Purchaser may reasonably require in relation to the Transferring Employees' employment prior to Closing (but excluding any information or documents relating to any pension, retirement and/or death benefits of the Transferring Employees).

     7.5. Workers Compensation Claims. The Purchaser shall cooperate with the Seller in resolving the Seller's Workers Comp Claims (as defined in Section 9.2(h)) on an efficient and economic basis. Such cooperation shall include, but not by way of limitation, making employees of the Purchaser available in order to investigate, defend and resolve the Seller's Workers Comp Claims, deal with the persons making such Claims and working with the Seller's workers compensation insurance carrier, all subject to the Seller's supervision and control.

     7.6. Vesting Under Qualified Retirement Plans. Effective as of the Closing Date, participants in either the Lucas Industries, Inc. Savings Plan ("Savings Plan") or the Lucas Industries Retirement Account Plan For Hourly Employees ("Hourly Plan") who become employees of the Purchaser or an affiliate of the Purchaser after Closing will become fully vested in their accrued retirement benefits under the Hourly Plan or the Savings Plan. Participants in the Lucas Industries Retirement Account Plan (the "Salaried Plan") will receive forward service credit for purposes of vesting under the terms of the Salaried Plan for the continuous period of service with the Purchaser or an affiliate of the Purchaser beginning as of the Closing Date.

     7.7. Provision of Records. For a period of five years from the Closing, Purchaser shall provide the administrator of the Salaried Plan with records relating to the period of employment of any participant in the Savings Plan who is entitled to receive forward service credit for purposes of vesting under
Section 7.6.

     7.8.  No  Additional  Covenants.   Seller  makes  no  additional  covenants
regarding the treatment of employees under the terms of any other employee benefit plan disclosed to Purchaser pursuant to the Disclosure Letter.


8.   COSTS AND EXPENSES.

     Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its own costs and expenses in connection with this Agreement and the negotiations leading thereto.

9.   INDEMNITY AND LIABILITIES.

     9.1. Assumption of Liabilities. As additional consideration for the purchase of the Assets, at the Closing, the Purchaser shall assume and undertake to pay, perform and discharge when due or when required to be performed the following:

           (a) the Payables in accordance with Section 2.4;

           (b) the Contracts, the Bids and the MOU's in accordance with clause 5 and any liabilities or obligations of the Seller arising out of any Completed Contract (including, without limitation, any obligations or liabilities arising out of a breach by the Seller prior to Closing of any of its obligations under any such Contracts, MOU's or other Completed Contracts);

           (c) all the Seller's obligations to return any Project Prepayments to customers of the Business;

           (d) bills for real estate taxes on the Real Property rendered after the Closing;

           (e) federal, state and local income tax withholding, social security tax contributions (both by employer and employee) and unemployment tax contributions with respect to wages and salaries earned on or prior to the Closing Date but not payable until after the Closing Date to the extent such withholding and contributions are reflected or included in the determination of the Net Current Assets Value and in the Final Completion Statement;

           (f) the Seller's obligations in respect of goods sold, leased or otherwise disposed of or manufactured (in whole or in part only) by the Seller (or any previous owner of the Business) or services performed by the Seller (or any previous owner of the Business) in relation to the Business prior to Closing in accordance with clause 10;

           (g) the Seller's obligations in respect of the Transferring Employees in accordance with clause 7, and the liabilities of the Seller for unpaid accrued holiday pay to the Transferring Employees and any and all of the Seller's obligations for the financial year of the Seller in which Closing occurs with respect to the Economic Value Added Bonus Scheme;

           (h) any liabilities of the Seller relating to the Business (including, without limitation, any liability relating to Taxes) to the extent that (i) provision or reserve therefor has been made and is reflected in the Net Current Assets Value, or (ii) the subject matter thereof is otherwise taken account of, or reflected in, the calculation of the Net Current Assets Value; and

           (i) any obligations, liabilities, losses, damages, claims, costs and expenses arising from or relating to the matters referred to in the following paragraphs of the Disclosure Letter:

               (A)  Part A paragraph 6.2 (the Toyota letter of intent);

               (B) Part A paragraph 9 (Litigation) regarding only the problems encountered in the Philippines with Hartridge smoke meters;

               (C)  Part A paragraph 10.2 (Action by Robert Bosch GmbH);

               (D) Part A paragraph 14.2 (Liabilities relating to Joseph Spalding); and

               (E) Part A paragraph 14.2 (Tornado damage to Livonia premises) on the basis that the cost of effecting the repairs will be included in the Final Completion Statement as a liability without taking into account any insurance proceeds receivable with respect thereto;

           (j) any liabilities of Seller under Article IV of the Agreement for the Sale and Purchase of Assets dated June 11, 1991 between Lucas Industries Inc., a Michigan corporation, and The Allen Group Inc., a Delaware corporation now known as Allen Telecom Inc., Lucas Industries Inc. having assigned all its rights and obligations under said Agreement to the Seller;

           (k) any liabilities of Seller under the following license agreements:

               (i) Know-How and License Agreement dated December 31, 1988 originally made between Translift AG and The Allen Group Inc., and currently in the names of Digitron AG and Lucas Industries Inc.;

               (ii) the Agreements dated February 26 and 28, 1991 originally made between FrigoFrance, The Allen Group Inc. and Rapidfil Corporation; and

               (iii) the Monorail  License dated February 16, 1996 between Riley
                     & Associates and Lucas Industries Inc.;

           (l) any other liabilities or obligations of the Seller or any other member of the Lucas Group relating to the Business agreed to be assumed by the Purchaser under this Agreement or the Umbrella Agreement

(hereinafter collectively referred to as the "Assumed Liabilities").

     9.2. Excluded Liabilities. The Purchaser shall not assume, and the Seller shall remain responsible for, the following liabilities arising out of the conduct of the Business by the Seller or any other member of the Lucas Group before Closing:

           (a) any liability of the Seller for borrowed money (other than in respect of the Leased Assets);

           (b) any Lucas Internal Funding;

           (c) any liability of the Seller with respect to Taxes in respect of the Business except to the extent the same is included within the Assumed Liabilities or is otherwise agreed to be discharged by the Purchaser under this Agreement or the Umbrella Agreement;

           (d) any liability or obligation of the Seller with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), employment, severance or other similar contract, stock purchase plan, stock option plan, stock appreciation plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan, policy or other funding arrangement sponsored, maintained or contributed to by the Seller, other than the bonus plan included in the Assumed Liabilities and except as otherwise provided in Section 7.3;

           (e) federal, state and local income tax withholding, social security tax contributions (both by employer and employee) and unemployment tax contributions with respect to (i) wages and salaries paid on or prior to the Closing Date, and (ii) wages and salaries earned on or prior to the Closing Date which are payable after the Closing Date, to the extent such withholding and contributions are not reflected or included on the Final Completion Statement as an Assumed Liability;

           (f) employee discrimination, wrongful discharge and unfair labor practice claims arising out of the conduct of the Business by the Seller prior to the Closing Date;

           (g) any liability of the Seller in respect of defective goods sold or services supplied by the Seller which is to be retained by the Seller in accordance with clause 10.1(b);

           (h) any and all liability relating to or arising out of workers compensation claims relating to the Business to the extent such claims result from or arise out of occurrences prior to the Closing (whether or not such claims are filed prior to the Closing) (the "Seller's Workers Comp Claims");

           (i) any criminal liability of the Seller arising out of a breach of statutory duty or laws applicable to the Business by the Seller prior to the Closing Date;

           (j) any liabilities arising from a breach of laws applicable to the Business by the Seller or other members of the Lucas Group prior to Closing which:

               (i)   automatically  attach to the Purchaser by operation of law;
                     and

               (ii) are material in the context of the Activities (as defined in the Umbrella Agreement) taken as a whole;

               (iii) are not Assumed Liabilities; and

               (iv) do not relate to environmental matters (which are dealt with in clause 9.3),

     but excluding any such liabilities incurred by the Purchaser as a result of or relating to any act or omission of any member of the Purchaser's Group following Closing; and

           (k) any other liabilities of the Seller or any other member of the Lucas Group arising out of the conduct of the Business by the Seller or any other member of the Lucas Group before Closing and which:

               (i)   are not comprised within the Assumed Liabilities; and

               (ii) do not relate to any breach of laws to the extent such liabilities are dealt with in clause 9.2(i); and

               (iii) do not  relate to  environmental  matters  (which are dealt with in clause 9.3).

     9.3. Environmental Liability. The Purchaser shall not assume, and the Seller shall indemnify the Purchaser against any and all expenses, costs, loss, damages and liability (excluding consequential or economic loss) arising out of
(i) any claims made by any unaffiliated third party seeking damages or injunctive relief relating to environmental matters affecting the Real Property or the Leased Real Property under applicable Environmental Laws (as defined in the Umbrella Agreement) or the common law, or (ii) any orders or other official actions of any federal, state or other government body or authority regarding correction, removal, abatement, remediation or clean-up in respect of the Real Property or Leased Real Property under the Environmental Laws, if and only to the extent that such claims, orders or official actions result from and relate to the conduct of the Business prior to Closing or the condition of the Real Property or Leased Real Property at the Closing Date, PROVIDED THAT:

           (a) the total amount payable by the Seller under this clause in respect of any such claims, orders or official actions to the extent they result from or relate to the condition of the Real Property or Leased Real Property before it was acquired or leased by the Lucas Group or arise from or relate to any act or omission of any previous owner of the Business before the Lucas Group (a "Predecessor's Liability") shall (when aggregated with any payments made for breach of the Warranties (as defined in the Umbrella Agreement) and any payments made pursuant to equivalent clauses in the other Sale Agreements (as defined in the Umbrella Agreement)) not exceed fifty percent of the Consideration; and

           (b) the Seller shall not be liable to the Purchaser pursuant to this Agreement in respect of any such claims, orders or official actions relating to or resulting from a Predecessor's Liability unless written notice of the claim, order or official action
               (together with reasonable details thereof) is given by the Purchaser to the Seller within the three years immediately following the Closing Date and any proceedings, orders or official actions against the Seller in respect thereof are issued and served on the Seller within 9 months after such notice has been so given; and

           (c) the liability of the Seller under this clause shall not be increased as a result of any change in law of any federal, state or other governmental body or authority occurring after the Closing Date; and

           (d) the Seller shall not be liable in respect of any claim brought by the Purchaser under this clause 9.3 unless the liability of the Seller in relation thereto shall (when added to the liability of Lucas Limited in respect of claims made under the equivalent provisions of the English Sale Agreement (as defined in the Umbrella Agreement)) exceed (pound)25,000.

     9.4. Indemnity by Purchaser. The Purchaser hereby undertakes to indemnify and hold the Lucas Group harmless from and against any and all expenses, costs, loss, damage and liability which the Lucas Group may suffer or incur directly or indirectly in respect of or arising out of:

           (a) the Assumed Liabilities or the failure or delay by the Purchaser in paying, performing or discharging the Assumed Liabilities;

           (b) the operation of the Business after the Closing Date; or

           (c) the Purchaser's failure to comply with any applicable provisions of the Worker Adjustment and Retraining Notification Act.

     9.5. Release from Guarantees. The Purchaser will use all reasonable efforts (including procuring the giving of guarantees by the Guarantor where required) to procure that on or as soon as practical after Closing each member of the Lucas Group is released from its liability (whether actual or contingent) in respect of those bonds, guarantees and indemnities given by any of them before Closing in respect of the Business which are listed in Schedule 13 or which are identified in the Disclosure Letter. The Purchaser will indemnify the Lucas Group against any and all expenses, costs, loss, damage and liability which the Lucas Group may suffer or incur directly or indirectly in respect of or otherwise arising out of any claim or other demand made on the Lucas Group (whether made before or after Closing) in respect of the bonds, guarantees or indemnities given by any member of the Lucas Group before Closing in respect of the Business and listed in Schedule 13 or identified in the Disclosure Letter or in respect of any other bonds, guarantees or indemnities given by the Lucas Group but in their case only to the extent the underlying obligation constitutes an Assumed Liability.

     9.6. Indemnity by Seller. The Seller hereby undertakes to indemnify and hold harmless the Purchaser against any and all expenses, costs, loss, damage and liability which the

Purchaser may suffer or incur directly or indirectly in respect of or arising out of the Excluded Liabilities or the failure or delay by the Seller in paying, performing or discharging the Excluded Liabilities in accordance with clause 9.2.

     9.7. Procedure. Before any party makes any payment or offers any other remedy to a third party or takes any other remedial or corrective action in respect of matters for which it is entitled to an indemnity from any other party hereto under the terms of this clause 9 or otherwise under this Agreement it shall give a reasonable opportunity to such other party to verify and, if appropriate, remedy the default, defect, omission or other matter giving rise to the claim in question subject always to such third party allowing the same.

     9.8. Special Provision Regarding Taxes. In the event that this Agreement requires or entitles any party to pay or receive a payment of or in respect of Taxes and the relevant legislation provides that payment must be made to or by another party to this Agreement, the relevant parties shall make such adjusting payments between themselves and at such times as are necessary to give effect to the intention expressed in this Agreement.


10.  PRODUCT LIABILITY AND PRODUCT WARRANTY.

     10.1. Assumption of Obligations. Without limiting the generality of any other provision of this Agreement, the Purchaser shall be liable:

           (a) (except in relation to products the subject of the LAO Agreement which shall be governed by the terms of that agreement) to carry out, in accordance with its terms, any warranty, guarantee or other similar obligation or commitment ("Warranty Work" which expression includes any materials supplied, labor involved and any other costs and expenses incurred):

               (i) given or undertaken by the Seller (or any previous owner of the Business) in respect of any goods sold, leased or otherwise disposed of, or in respect of any services performed, under any contract entered into or assumed by the Seller (or any previous owner of the Business) prior to the Closing Date in connection with or related to the Business; or

               (ii) given or undertaken by the Purchaser in respect of goods sold, leased or otherwise disposed of, or in respect of services performed, by the Purchaser following the Closing Date which incorporate products manufactured or purchased by the Seller prior thereto or work in progress of the Seller at Closing; and

           (b) for all loss, damage or liability (other than Warranty Work) arising out of any defective goods sold, leased or otherwise disposed of or defective or negligent services provided by the Seller (or any previous owner of the Business) in connection with the Business prior to the Closing whether under any Contract or any other contract entered into by the Seller (or any previous owner of the Business) prior to the Closing in relation to or in contemplation of the Business or arising out of defective goods bought in or manufactured (in whole or in part) by the Seller (or any previous owner of the Business) and sold subsequently by the Purchaser and whether or not the claim is made against the Lucas Group or the Purchaser, unless the event or incident (which for the avoidance of doubt shall not include the actual sale, lease, disposal or provision of goods or services by the Seller (or any previous owner of the Business)) giving rise to any such liability occurred before the Closing Date in which event such loss, liability or damage shall be borne by the Seller.

     10.2. Indemnification. The Purchaser shall indemnify the Lucas Group against all costs, expenses, loss, damage or liability arising out of any breach by the Purchaser of the provisions of clause 10.1. The Seller shall indemnify the Purchaser's Group against all costs, expenses, loss, damage or liability arising out of a failure by the Seller to discharge its obligations under clause 10.1(b).


11.  POST CLOSING COVENANTS.

     11.1. Non-Competition; Non-Solicitation; Non-Interference.

           (a) For the purposes of assuring to the Purchaser the full benefit of the Business and the Goodwill and in consideration of the agreement of the Purchaser to buy the Assets on the terms of this Agreement and the Umbrella Agreement, Lucas hereby undertakes to the Purchaser that it will not and it agrees to procure that no other member of the Lucas Group will, either alone or in conjunction with or on behalf of any other person:

               (i) anywhere in the world for the period from Closing to December 31, 2000 be engaged or (save as the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognized stock exchange or other securities market which confer not more than 5% of the votes which could be cast at a general meeting of the company concerned) directly or indirectly be concerned or interested in any trade or business which involves the sale or distribution of goods which are competitive as specified in clause 11.5 or the provision of services in relation to the design, installation or use of such competitive goods ("Competing Services") to a Person who is not a member of the Lucas Group and which in any such case actually competes with the Business as it is carried on at Closing;

               (ii) for a period of one year from Closing without the prior written consent of the Guarantor make any offer of employment to any engineer, designer, assembler or other senior employee included within the Transferring

           Employees while such employee remains employed by any member of the Purchaser's Group;

               (iii) for a period of three years from Closing without the prior written consent of the Guarantor solicit the services of (whether as an employee or otherwise) or attempt to entice away any engineer, designer, assembler or other senior employee included within the Transferring Employees while such employee remains employed by any member of the Purchaser's Group;

               (iv) for the period from Closing to December 31, 2000 either personally or by any agent directly or indirectly either on its own account or for any other person solicit in competition with the Business the custom of any person who is not a member of the Lucas Group in respect of goods which are competitive as specified in clause 11.5 or in respect of Competing Services if such person was within twelve months prior to or at the Closing Date a customer of the Seller in respect to the Business;

               (v) for the period from Closing to December 31, 2000 interfere or seek to interfere with the continuance of supplies to the Purchaser (or in the terms relating to such supplies) from any persons who had been supplying materials or services to the Seller in respect of the Business within the twelve months prior to the Closing Date; or

               (vi) save as may be required by law or the regulations of the New York Stock Exchange or the London Stock Exchange Limited for a period of five years from Closing reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings or any other confidential information concerning the Assets or the Business including (without limitation) customer lists and names, sales targets and statistics, market share statistics, surveys and reports so far as the same have come to the Seller's knowledge before the Closing Date but so that this restriction shall cease to apply to information which otherwise than through default of any member of the Lucas Group becomes available to the public generally.

     11.2. Exceptions. Nothing in clause 11.1 shall prevent the Lucas Group or any member of it:

           (a) from continuing to carry on or developing its business known as the Lake Center Model Shop or from continuing or developing any of its other existing businesses provided they do not actually compete with the Business as it is carried on at Closing or from operating in-house engineering and testing facilities for any member of the Lucas Group;

          (b) from providing consulting and other services in relation to the design, manufacture and/or use of engine or engine fuel systems testing or assembly equipment to its own customers or third parties licensed by the Lucas Group (excluding the Activities) to manufacture product;

          (c) from selling or supplying assembly or testing equipment in support of products designed, developed or distributed by the Lucas Group to any customer in connection with an agreement for the supply of a product by the Lucas Group or to a licensed manufacturer of Lucas Group products to whom any member of the Lucas Group is providing technical assistance;

          (d) from acquiring, holding or operating any business or the shares or other securities of any company (including, without limitation, shares which are quoted, listed or otherwise dealt in on a recognized stock exchange or other securities market) or group of companies or participating in any joint venture:

               (i) where an incidental part of the activities of such business, company, group of companies, or joint venture comprises a business which either supplies competitive goods (as described in clause 11.5) or which provides Competing Services and which actually competes with the Business as it is carried on at Closing; and

               (ii)  where  the  principal   purpose  of  such   acquisition  or
           participation is not to acquire or participate in a business which is competitive as so described;

     provided that the relevant member of the Lucas Group shall within 12 months after acquiring any such business, company or group of companies offer to sell to the Guarantor such incidental part which competes with the Business and the Guarantor and such member of the Lucas Group shall negotiate in good faith with a view to agreeing upon the terms for such sale (but shall not be obligated to close such sale if mutually acceptable terms cannot be agreed upon); or

           (e) from carrying on any of the activities contemplated by the LAO Agreement or by the Intellectual Property Agreements or from enjoying or exercising any benefits or rights granted to any member of the Lucas Group pursuant thereto;

Nothing in clause 11.1 shall prevent:

           (i) Lucas Electrical and Electronic Systems AVSD facility or any successor to its business or Varity Perkins Limited or any successor to its business from providing testing services to third parties in relation to engine or engine fuel systems; or

           (ii) Lucas TVS Limited or any member of the Lucas Group other than the Business from operating under any licenses or agreements which have been entered into before the date hereof and are referred to in the Disclosure Letter; or

           (iii) the companies or Business Units listed in column 1 of Schedule 16 from distributing the products listed in column 2 of Schedule 16 on behalf of the entities listed in column 3 of Schedule 16.

     11.3. Modification. Lucas hereby agrees that each of the restrictions contained in clause 11.1 above is reasonable but if any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or the area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

     11.4. Severability. Each undertaking contained in clause 11.1 shall be construed as a separate undertaking and if any one or more of such undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining undertakings shall continue in full force and effect and shall bind Lucas.

     11.5. Description of Competitive Goods. For the purposes of the foregoing provisions of this clause 11 goods referred to as being competitive shall mean equipment designed to carry out any of the following: internal combustion engine assembly or testing, motor vehicle transmission assembly, motor vehicle transmission testing, internal combustion engine fuel systems assembly or testing and assembly or testing of automotive brake components and automotive air conditioning compressors.


12.  LICENSE OF LICENSED INTELLECTUAL PROPERTY.

     12.1. Grant of License. On Closing the Seller grants to the Purchaser (so far as it is able to grant the same and subject to clause 12.3) a perpetual, irrevocable, non-exclusive, worldwide license, free of royalty, to use the Licensed Intellectual Property (including, without limitation, the Specified Shared IP) for the purpose of enabling the Purchaser to continue with the Business after Closing in the same manner as carried on by the Seller immediately prior to Closing.

     12.2. No Assignment Without Consent. Subject to clause 12.3, the Purchaser may assign or sub-license any of the rights granted under this clause 12 to any Person PROVIDED THAT any assignee first enters into a direct covenant with the Seller agreeing to be bound by the provisions of this clause 12 in respect of the License. Accordingly, references in this clause to the Purchaser shall be construed as being references to any such assignee following any such assignment.

     12.3. Termination of License. The License shall immediately terminate with respect only to the Specified Shared IP if within three years immediately following Closing:

           (a) there is a change of control of the Purchaser or any Holding Company of the Purchaser to a Competitor; or

           (b) the  Purchaser  or  any  receiver,   trustee,   administrator  or
     liquidator of the Purchaser sells the whole or substantially the whole or the Business to a Competitor; or

           (c) the Purchaser purports to assign or sub-license any of the rights granted under the License to a Competitor.

     12.4. Effect of Termination. Upon termination of the License with respect to the Specified Shared IP, the Purchaser or any relevant assignee shall cease to be authorized to use the Specified Shared IP and shall forthwith return to the Seller all originals and copies of all documents and other information (in whatever form) comprising, relating to or recording the Specified Shared IP.

     12.5. Infringement of Licensed Intellectual Property. The Purchaser shall notify the Seller in writing before commencing any proceedings against any infringer of the Licensed Intellectual Property but shall not be required to obtain the Seller's consent to the commencement of any such proceedings except to the extent that under applicable law the Seller is required to be joined as a party to such proceedings and if the Vendor is so required the following provisions shall apply:

           (a) the Seller's prior written consent to being joined as a party shall be required, which consent shall not be unreasonably withheld or delayed;

           (b) the Purchaser shall have full conduct of such proceedings at its own expense and shall keep the Seller informed of all material developments in relation thereto;

           (c) the Purchaser shall indemnify the Seller against all costs, expenses, damages or other liability incurred or suffered by or awarded against the Seller as a result of or in connection with such proceedings; and

           (d) subject to compliance by the Purchaser with the provisions of clause 12.5.(c), all damages or other relief obtained from such proceedings shall belong to or be for the benefit of the Purchaser.

     12.6. Subsequent Licenses of Licensed Intellectual Property. If at any time after Closing the Seller grants a license of any Licensed Intellectual Property to a DTI Competitor which will enable such DTI Competitor to compete with the Purchaser in respect of the Business and such DTI Competitor does so compete, the Seller and the Purchaser will negotiate in good faith a reasonable royalty to be paid by the Seller to the Purchaser having regard (inter alia) to the extent to which such DTI Competitor does so compete and to the contribution which prior to Closing the Business Unit known as LATS made to the creation of the Licensed Intellectual Property in question.

13.  RISK OF LOSS AND TITLE.

     13.1. General. Upon Closing, the Seller shall cease to hold insurance coverage for the Assets, the Leased Assets, the Leased Real Property and the Business and risk of damage to, loss or destruction of the Assets, the Leased Real Property and the Leased Assets shall pass to the Purchaser at the Closing Date. All of Seller's right, title and interest in the Assets (except for the Real Property, which is dealt with in Schedule 3) shall pass to the Purchaser on the terms of the Agreement at the Closing Date.

     13.2. Tornado Damage.

           (a) As provided in clause 9.1, the Purchaser assumes and agrees to perform all obligations which the Seller may have under the leases of the Leased Real Property in Livonia, Michigan (the "Affected Properties") in respect of damage caused by the storm or tornado which occurred in early July 1997. The Purchaser undertakes to effect such repairs as required by such leases in a cost efficient manner.

           (b) The  cost  of effecting  such  repairs  shall  be  included  as a
     liability  in  the  Final  Completion   Statement  as  provided  in  clause
     9.1(i)(E).

           (c) The Purchaser shall cooperate with the Seller in pursuing the claim for insurance for effecting such repairs to the Affected Properties and the related loss of business claim and shall make the Purchaser's employees available after Closing, without charge to the Seller, for the purpose of assisting the Seller in completing and compiling such information as may be requested by the insurance carrier with respect to such claims. The Purchaser shall permit the Seller and its insurance carrier and any insurance adjuster involved in evaluating the casualty claim access to the Affected Properties to assess the damage thereto. Any amounts recovered by the Seller in respect of the cost of repairs to the Affected Properties or loss of business under such insurance claims shall be retained by the Seller.

14.  EXCLUSIONS.

     Except as otherwise specifically provided in this Agreement or the Umbrella Agreement, the Lucas Group will not be liable under this Agreement for any personal injury, death, loss or damage of any kind whatsoever (other than death or personal injury resulting from its negligence) whether consequential or otherwise (including, but not limited to loss of profits) arising from any defect in the Assets. Except as provided in the Umbrella Agreement, the Seller makes no representations or warranties regarding the Assets and the Business. Except as otherwise provided in this Agreement, Purchaser understands, agrees and acknowledges that the Assets and the Business are being purchased and sold on an "AS IS, WHERE IS" basis. ALL IMPLIED WARRANTIES EXISTING UNDER ANY
APPLICABLE LAW WITH RESPECT TO THE ASSETS OR TO THE SALE THEREOF ARE HEREBY EXPRESSLY DISCLAIMED AND NEGATED BY THE SELLER. PARTICULARLY, BUT WITHOUT LIMITING THE FOREGOING, THE SELLER HEREBY NEGATES AND DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MODELS. PURCHASER AND THE SELLER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF IMPLIED WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.


15.  COMPLIANCE WITH HSR ACT.

     The Seller and the Purchaser have filed Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ"). The fees for filing such Notification and Report Forms were paid and shall be borne by the Purchaser. All waiting periods, including any extensions thereof, applicable to the transactions contemplated by this Agreement under the HSR Act have expired or been waived or otherwise terminated.


16.  INSPECTION OF DOCUMENTS.

     The Seller shall for a period of three years after the Closing afford to the authorized representatives of the Purchaser all reasonable facilities to inspect records held or retained by the Seller or its professional advisers (excluding any privileged records) relating exclusively to the Business and to make copies of the same or extracts therefrom at the Purchaser's cost and expense. The Purchaser agrees to maintain at its principal executive office within the United States, and allow the Seller at its cost and expense at all reasonable times access to and permit the Seller to make copies of the Records insofar as such Records relate to the period prior to the Closing for a period of 6 years from the Closing.


17.  ASSIGNMENT PROHIBITED.

     The benefit of this Agreement may not be assigned by the Seller without the prior written consent of the Purchaser or by the Purchaser without the prior written consent of the Seller save that any party may assign the benefit of this Agreement to any Subsidiary or Holding Company or to any other Subsidiary of its Holding Company if any assignment does not increase the liability of any party under this Agreement. If at any time thereafter such assignee shall cease to be so connected with such assignor, it shall prior to so ceasing reassign the benefit of the Agreement to such assignor.


18.  SURVIVAL OF CERTAIN PROVISIONS.

     This Agreement shall remain in force and effect after the Closing Date in respect of any matters, covenants or conditions which shall not have been done, observed or performed prior thereto and all representations, warranties, obligations of and any indemnities given by the parties shall survive (except for any obligations fully performed) and continue in full force and effect notwithstanding Closing, subject to the provisions of the Umbrella Agreement.


19.  GOVERNING LAW.

     The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of England without regard to its conflict of laws rules except that the provisions of this Agreement regarding the transfer of the Real Property and the provisions of Sections 7 and 11 shall be governed by the laws of the State of Michigan (or, where relevant, ERISA and the Code) without regard to its conflict of laws rules. The parties hereby submit to the non-exclusive jurisdiction of the courts of Michigan.


20.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one document.


21.  SEVERABILITY.

     The parties expressly agree that it is not the intention of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or constructed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

22.  NOTICES AND OTHER COMMUNICATIONS.

     All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given in accordance with the Umbrella Agreement.


23.  NO THIRD PARTY BENEFICIARIES.

     Except as otherwise provided in this Agreement and the Umbrella Agreement, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.


24.  MODIFICATION.

     The parties to this Agreement may, by mutual written consent executed by the authorized officers of the Purchaser and the Seller, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing.


25.  WAIVER OF PROVISIONS.

     The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of either party at any time to require performance of any provisions hereof shall in no manner affect the right at a later date to enforce the same. No waiver by either party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on or as of the day and year first above written.

                                        SELLER:

                                        LUCAS AUTOMATION & CONTROL  ENGINEERING,
                                        INC., a Virginia corporation


                                        By: /s/ James Zigel
                                            ------------------------------------
                                            James Zigel, Secretary


                                        PURCHASER:

                                        ASSEMBLY TECHNOLOGY & TEST, INC.


                                        By: /s/ Bruce P. Erdel
                                            ------------------------------------
                                            Name: Bruce P. Erdel
                                            Its:  Director


                                        LUCAS INDUSTRIES plc


                                        By: /s/ James Zigel
                                            ------------------------------------
                                            Name: James Zigel
                                            Its:  duly appointed attorney for
                                                  and on behalf of the Company

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Schedule 1     -    The Leased Assets
Schedule 2     -    The Machinery and Equipment
Schedule 3     -    The Real Property
Schedule 4     -    Transferring Employees
Schedule 5     -    Intellectual Property Agreements
Schedule 6     -    Intentionally Omitted
Schedule 7     -    Purchaser's Employee Benefit and Welfare Plans
Schedule 8     -    Registered Intellectual Property
Schedule 9     -    Part 1:  Trade Mark Assignment
                    Part 2:  Patent Assignments
                    Part 3:  Assignment of Unregistered Intellectual Property
                    Part 4:  Assignment of Know-How
Schedule 10    -    Foward Exchange Currency Contracts
Schedule 11    -    Bills of Exchange
Schedule 12    -    Letters of Credit
Schedule 13    -    Bonds, Guaranties and Indemnities
Schedule 14    -    Memoranda of Understanding
Schedule 15    -    Expired Patents
Schedule 16    -    Competing Activities